                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                State or Other Jurisdiction of
       Name of Subsidiary                        Incorporation or Organization
---------------------------------              --------------------------------

Tower Realty Operating Partnership, L.P.                     Delaware

Tower Equities Management, Inc.                              Delaware

286 Madison, L.P.                                            New York

290 Madison, L.P.                                            New York

292 Madison, L.P.                                            New York

2800 Associates, L.P.                                        Delaware

2800 GP LLC*                                                 Delaware

2800 LP LLC*                                                 Delaware

5750 Associates, L.P.                                        Delaware

Corporate Center Associates, L.P.                            Delaware

Corporate Tower Center, GP LLC*                              Delaware

East Broadway 5151, L.P.                                     Delaware

Magnolia Associates, L.P.                                    Florida

Maitland Associates, Ltd.                                    Florida

Maitland West Associates, L.P.                               Florida

Mineola UPREIT, LLC                                          Delaware

Tower Madison GP LLC*                                        Delaware

Tower Mineola, L.P.                                          Delaware

Tower Orlando GP LLC*                                        Delaware

Tower QRS No. 1 Corp.                                        Delaware

Tower 45 GP LLC*                                             Delaware


* To be organized in connection with the Formation Transactions prior to consummation of the Offering.